UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 11, 2007

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Willow Road Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

(925) 924-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2007, Polycom entered into a Retention Agreement (the “Agreement”) with James E. Ellett. Pursuant to the terms of the Agreement, Mr. Ellett has agreed to remain with Polycom as a Senior Vice President until March 31, 2008. In such role, Mr. Ellett will receive his normal compensation and benefits package, including without limitation the pro rata portion, based on the number of days worked in the respective quarter, of the quarterly and year end incentive payments to be provided under Polycom’s Performance Bonus Plan, if Mr. Ellett works any day in the respective quarter, but only to the extent earned under the applicable provisions and performance goals of such plan (collectively, “Bonus Plan Payments.”) Polycom has agreed not to change Mr. Ellett’s title, or to demote Mr. Ellett, reduce Mr. Ellett’s base salary or terminate Mr. Ellett’s employment prior to March 31, 2008, other than for Cause, as defined in the Agreement. Mr. Ellett’s resignation for Good Reason, as defined in the Agreement, shall be considered a termination other than for Cause. Any termination of Mr. Ellett’s employment by Polycom prior to March 31, 2008, other than for Cause, shall entitle Mr. Ellett to receive, in addition to the supplemental payments described below, all amounts that would have otherwise been paid to Mr. Ellett as an employee through March 31, 2008.

Upon his resignation from Polycom, Mr. Ellett has agreed to non-competition provisions for a period of one year following the termination of his employment with Polycom and non-solicitation provisions for a period of eighteen months following the termination of his employment with Polycom. Further, upon Mr. Ellett’s execution and non-revocation of a legal release of claims, Mr. Ellett will receive the following separation pay from Polycom: (1) a lump sum severance payment in the amount of $185,850, less applicable withholdings; (2) a lump sum amount equal to COBRA insurance premiums for a period of six months, which at current premium rates is valued at approximately $10,000; (3) all previously earned but unpaid Bonus Plan Payments (Mr. Ellett’s target annual bonus percentage is currently set at 60% of his annual base salary of $371,700); and (4) retention of his Polycom-issued mobile phone, assigned telephone number, PDA and laptop computer. In addition, Polycom has agreed to reimburse Mr. Ellett for legal fees up to a maximum amount of $10,000.

A copy of Mr. Ellett’s Agreement will be filed as an exhibit to Polycom’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ SAYED M. DARWISH
Sayed M. Darwish
Senior Vice President, General Counsel, and Secretary

Date: October 17, 2007

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